COVENANT LOGISTICS GROUP, INC.

THIRD AMENDED AND RESTATED

2006 OMNIBUS INCENTIVE PLAN, AS AMENDED

AWARD NOTICE

GRANTEE:
TYPE OF AWARD:	Incentive Stock Option (See below and refer to the Plan and your Section 10(a) prospectus for limitations)
NUMBER OF SHARES:
EXERCISE PRICE:
DATE OF GRANT:
EXPIRATION DATE:

1. Grant of Option. This Award Notice serves to notify you that Covenant Logistics Group, Inc., a Nevada corporation (the “Company”), hereby grants to you, under the Company’s Third Amended and Restated 2006 Omnibus Incentive Plan, as amended (the “Plan”), a stock option (the “Option”) to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares set forth above (the “Option Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), at the exercise price per Share set forth above (the “Exercise Price”). It is the Company’s intention that the Option qualify as an incentive stock option, as defined in Section 422 of the Code to the extent possible. To the extent the entire Option will not so qualify (for example because the value of the portion of the Option first vesting in any year exceeds the dollar limitation for incentive stock options) then the maximum portion of the Option (each year) shall be deemed an incentive stock option and the remainder shall be deemed a non-qualified stock option. A copy of the Plan is included with this Award Notice, if it has not previously been provided to you. You should review the terms of this Award Notice and the Plan carefully.

2.      Term. Unless the Option is previously terminated pursuant to the terms of the Plan, the Option will expire at the close of business on the expiration date set forth above (the “Expiration Date”).

3.      Restrictions and Vesting. Subject to the terms and conditions set forth in this Award Notice, the Plan, and Schedule A attached hereto, and provided you are still in the employment of the Company or any Subsidiary at the Vesting Date, one or more portions of the Option Shares shall vest, as of the Vesting Dates (as defined in Schedule A) if (and only if) the Performance Goals (as defined in Schedule A) for the Performance Periods (as defined in Schedule A) have been satisfied.

4.      Exercise.

(a)      Method of Exercise. Subject to the terms and conditions set forth in this Award Notice and the Plan, and to the extent vested and exercisable under Section 3, the Option may be exercised, in whole or in part, only by completing and signing a written notice in substantially the following form:

(i)     I hereby exercise [all/part of] the Option granted to me by Covenant Logistics Group, Inc. on [DATE], and elect to purchase __________ (_____) shares of the Company’s Class A Common Stock for $       per share.

(ii)     Upon determining that compliance with this Award Notice has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to the Plan and payment of the Exercise Price, the Company shall issue to you a certificate for the Option Shares purchased on the earliest practicable date (as determined by the Company) thereafter.

(b)      Payment of Exercise Price. To the extent permissible under the Plan, the Exercise Price may be paid as follows:

(i)      In United States dollars in cash or by check, bank draft, or money order payable to the Company;

(ii)     At the sole discretion of the Committee, through the delivery of shares of Common Stock with an aggregate Fair Market Value at the date of such delivery equal to the Exercise Price;

(iii)     At the sole discretion of the Committee, through the surrender of part of the Option or other exercisable options having a value equal to the difference between (i) the exercise price of such surrendered Options and (ii) the Fair Market Value of the Common Stock equal to the Exercise Price;

(iv)     Subject to any and all limitations imposed by the Committee from time to time (which may not be uniform), through a "cashless exercise," whereby you (i) irrevocably instruct a broker or dealer to sell, on your behalf, shares of Common Stock to be issued upon exercise pursuant to this Award Notice and to deliver cash sale proceeds therefrom to the Company in payment of the Exercise Price, and (ii) direct the Company to deliver shares of Common Stock to be issued upon such exercise of this Option directly to such broker or dealer; or

(v)     Any other method approved or accepted by the Committee in its sole discretion, subject to any and all limitations imposed by the Committee from time to time (which may not be uniform).

The Committee in its sole discretion shall determine acceptable methods for surrendering Common Stock or options as payment upon exercise of the Option and may impose such limitations and conditions on the use of Common Stock or options to exercise the Option as it deems appropriate. Among other factors, the Committee will consider applicable laws and regulations, including, without limitation, the restrictions of Rule 16b-3 of the Exchange Act, Section 402 of the Sarbanes-Oxley Act, and any successor laws, rules, or regulations.

(c)      Withholding. The exercise of the Option is conditioned upon your making arrangements satisfactory to the Company for the payment of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company or any Subsidiary to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company or any Subsidiary may be made by one or any combination of the following methods: (i) in cash or by check, (ii) by the Company withholding such taxes from any other compensation owed to you by the Company or any Subsidiary, (iii) pursuant to a cashless exercise program as contemplated in Section 4(b)(iv) above, or (iv) or any other method approved or accepted by the Committee in its sole discretion, subject, in the case of Section 4(c)(iii) and 4(c)(iv), to any and all limitations imposed by the Committee from time to time (which may not be uniform) as contemplated in Section 4(b)(iv) and Section 4(b)(v) above.

5.     Effect of Retirement, Death, or Disability. In the event of your retirement with the consent of the Committee, death, or disability (as defined in Section 22(e) of the Code) prior to the complete vesting of the Option, the Option Shares shall continue to be eligible for vesting and shall vest on the Vesting Date if (and only if) the Performance Goals described in Schedule A have been satisfied and, in such event, the shares earned shall be prorated for the portion of the period that you were employed by the Company. Any fractional shares will be rounded to the nearest full share. In the event of your death prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within one (1) year after the date of your death, but only: (a) by the beneficiary designated on your beneficiary designation form filed with the Company, or in the absence of same, by your estate or by or on behalf of the person or persons to whom the Option passes under your will or the laws of descent and distribution, (b) to the extent that the Option was vested and exercisable on the date of your death, and (c) prior to the close of business on the Expiration Date of the Option.

The term "retirement with the consent of the Committee" as used in this Award Notice means (i) at the date of such retirement you are at least sixty-two (62) years of age, (ii) at the date of such retirement you have had at least five (5) years of service to the Company or a Subsidiary, and (iii) following retirement you do not provide any employment, consulting, agent, or independent contractor services to any person or entity (other than consulting services provided to the Company or a Subsidiary) of any material nature, as determined in the sole discretion of the Company either at the time of retirement or thereafter through any vesting of the Option.

6.       Effect of Change in Control.

(a)      In General. The following provisions shall apply in the event of a Change in Control:

(i)     To the extent the successor company (or a subsidiary or parent thereof) assumes the Option, with appropriate adjustments to preserve the value of the Option, or provides a substitute for the Option on substantially the same terms and conditions, the existing vesting terms will continue to apply;

(ii)     To the extent (x) the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for an Option on substantially the same terms and conditions or (y) the successor company (or a subsidiary or parent thereof) assumes the Option and your employment or service is terminated without Cause or with Good Reason between execution of a definitive agreement in contemplation of a Change in Control and continuing through twenty-four (24) months following a Change in Control:

a.	any restrictions imposed on the Option outstanding as of the Change in Control shall lapse; and

b.	all Performance Goals with respect to the Option shall be deemed to have been attained in full as of the Change in Control;

(b)     “Cause” Defined. “Cause” for termination by the Company or any of its affiliates of your employment or service shall mean: (i) failure by you to perform the essential functions of your position with the Company or any of its affiliates, other than any failure resulting from your incapacity due to physical or mental disability, it being understood that a reasonable, good faith attempt to perform but failure to do so will not be deemed a failure to perform essential functions; (ii) failure to comply with any lawful directive by the Board of Directors of the Company (the “Board”), it being understood that a reasonable, good faith attempt to comply with such directive but failure to do so will not be deemed a failure to comply for purposes of this definition of "Cause"; (iii) a material violation by you of the corporate governance guidelines, code of ethics, insider trading policy, governance policy, or other policy of the Company or any of its affiliates; (iv) a breach of any fiduciary duty to the Company or any of its affiliates; (v) misconduct in the course and scope of employment by you that is injurious to the Company or any of its affiliates from a monetary or reputational standpoint in any material respect; (vi) any attempt to willfully obtain any personal profit from any transaction which is adverse to the interests of the Company or any of its affiliates or in which the Company or any of its affiliates has an interest or any act of fraud or embezzlement against the Company or any of its affiliates or any of their respective customers or suppliers; (vii) a breach by you of any of the covenants contained in any employment, severance or other agreement applicable to you; (viii) the repeated use of alcohol or abuse of prescription drugs by you that interferes with your duties, the use of illegal drugs by you, or a violation by you of the drug and/or alcohol policies of the Company or any of its affiliates; (ix) violation of any applicable law, rule or regulation, including without limitation the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule, or regulation, in each case, that is injurious to the Company or any of its affiliates from a monetary or reputational standpoint in any material respect; or (x) the conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude. For purposes of this definition following a Change in Control, the Board’s determination of "Cause" must be made in good faith and will be binding on you.

(c)     “Change in Control” Defined. "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred at such time as any of the following occurs after the grant date of the Option:

(i)      Any "person" within the meaning of Section 3(a)(9) of the Exchange Act, and as modified and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding the Company, any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan (acting as trustee) or other fiduciary holding securities under an employee benefit plan of the Company), and any underwriter temporarily holding securities pursuant to an offering of such securities) ("Person"), other than a Permitted Holder becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than seventy-five percent (75%) of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

(ii)      Individuals who constitute the Board of the Company as of the grant date of the Option (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the grant date of the Option, whose election or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company, including, without limitation, in connection with a "tender offer," as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of the Agreement, considered as though such person were a member of the Incumbent Board;

(iii)      Upon the consummation by the Company of a reorganization, merger, or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger, or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than seventy-five percent (75%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

(iv)      Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary or to an entity controlled by a Permitted Holder; or

(v)     Upon the consummation of a transaction subject to Rule 13e-3 of the Exchange Act in which the Permitted Holders identified in romanette (iii) of the definition of Permitted Holder hereunder are the beneficial owners of more than fifty percent (50%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors.

(d)     “Good Reason” Defined. "Good Reason" means the occurrence of any of the following, without your express written consent, resulting in the termination of your employment or service with the Company or any of its affiliates:

(i)     material diminution in the overall scope of your duties, authorities and/or responsibilities from those held by you immediately prior to the time of a Change in Control, it being understood that the fact that the Company may be a subsidiary of a different public company or becomes a private company, and any diminution of duties in respect of no longer having public company related duties will not be considered a diminution;

(ii)     written requirement for geographic relocation of your assigned principal business location to a location greater than fifty (50) miles from the place of the your principal business location immediately prior to the time of a Change in Control; or

(iii)     diminution by ten percent (10%) or more of your annual base salary or target bonus in effect immediately prior to the time of a Change in Control.

(c)      “Permitted Holder” Defined. “Permitted Holder” means: (i) the Company or a Subsidiary, (ii) any employee benefit plan sponsored by the Company or any Subsidiary, or (iii) David or Jacqueline Parker or their siblings, children, or grandchildren (“Family Members”) or a trust, corporation, partnership, limited partnership, limited liability company, or other such entity, so long as at least eighty percent (80%) of the beneficial interests of the entity are held by Mr. or Mrs. Parker and/or one or more Family Members, where such person(s) or entity acquired their Company stock from Mr. or Mrs. Parker.

7.      Issuance of Shares. Subject to Sections 4 and 12 of this Award Notice, upon the vesting and exercise of any Option Shares pursuant to this Award Notice, the Company shall issue a certificate or book-entry representing such exercised Option Shares as promptly as practicable following the date of exercise. The Option Shares may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

8.      Notice of Disposition of Shares. You hereby agree that you shall promptly notify the Company of the disposition of any of the Option Shares acquired upon exercise of the Option, including a disposition by sale, exchange, gift, or transfer of legal title, if such disposition occurs within two (2) years from the Date of Grant or within one (1) year from the date that you exercise the Option and acquire such Option Shares.

9.      Nonassignability. The Option may not be alienated, transferred, assigned, or pledged (except by will or the laws of descent and distribution). Except as otherwise provided by Section 5 of this Award Notice, the Option is only exercisable by you during your lifetime.

10.      Limitation of Rights. You will not have any rights as a stockholder with respect to the Option Shares until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option, nor this Award Notice gives you any right to remain in the employment of the Company or any Subsidiary.

11.      Rights of the Company and Subsidiaries. This Award Notice does not affect the right of the Company or a Subsidiary to take any corporate action whatsoever, including, without limitation, its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock, or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business. Nothing in this Award Notice shall create any rights to employment by the Company or any Subsidiary or alter the at-will nature of your employment.

12.      Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration, or qualification of the Option Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.      Plan Controls; Definitions. The Option is subject to all of the provisions of the Plan, which is included with this Award Notice if it has not previously been provided to you, and is further subject to all the interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. The Committee's determination of whether any Performance Goal (as defined in Schedule A) has been satisfied shall be binding and conclusive on you. Except as set forth in the last sentence of this Section 13, in the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative. The capitalized terms used in this Award Notice and not otherwise defined herein are defined in the Plan; provided, however, that when the defined term "Company" is used in the Plan in Sections 1.2, 2.1(c), 2.1(e), 2.1(f), 2.1(i), 2.1(w), 2.1(aa), 2.1(ee), 4.2(h) (second usage), 4.3, 6.1, 6.2, 11.3, 13.2 (second usage), 16.2, and 16.4, the term "Company" shall be interpreted to mean only Covenant Logistics Group, Inc., a Nevada corporation (and not also its Subsidiaries).

14.      Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend, or terminate the Option with your consent.

15.      Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Nevada, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

16.      Notices. All notices and other communications to the Company required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, addressed to the Company’s office at 400 Birmingham Highway, Chattanooga, Tennessee 37419, Attention: Chief Financial Officer. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein.

* * * * * * * * * *

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and the Company regarding the incentive stock options granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.

Dated: _______________, 20___

Grantee:

Covenant Logistics Group, Inc.

By: